Exhibit 99.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Rheometric Scientific, Inc.

We consent to incorporation by reference in the registration statement (No. 333-33941) on Form S-8 and in the registration statement (No. 333-70978) on Form S-3 of Rheometric Scientific, Inc. of our report dated March 19, 2002, except as to Note 9, which is as of December 27, 2002, relating to the consolidated balance sheets of Rheometric Scientific, Inc. and Subsidiaries as of December
31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the Current Report on Form 8-K dated December 27, 2002 of Rheometric Scientific, Inc.

                                       /s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
December 27, 2002